UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2024

BENITEC BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39267	84-4620206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3940 Trust Way, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 780-0819

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BNTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer and Changes to Officers

On December 9, 2024, the Board of Directors of Benitec Biopharma Inc. (the “Company”) appointed Sophie Mukadam as Chief Operating Officer of the Company, effective as of January 1, 2025. Sophie Mukadam will receive a base salary of $500,000 and a target annual bonus of 40% of base salary. In addition, Megan Boston, Executive Director of the Company, was confirmed as the Company’s Secretary and, effective as of January 1, 2025, as Chief Financial Officer of the Company. Ms. Boston will continue to serve as the Company’s principal financial officer and principal accounting officer.

Sophie Mukadam, 43, has served as the Company’s Associate Director, Program Management, since May 2021, and previously served as Senior Program Manager starting in May of 2019. Before joining the Company, she served as a Regulatory Affairs Associate at Regulatory Professionals, Inc. and as a regulatory consultant. Sophie Mukadam has a BA in Molecular and Cell Biology from the University of California, Berkeley, and a Certificate in Project Management for Biotechnology from the University of Washington and University of California, San Diego. Sophie Mukadam has no family relationship with any director or executive officer of the Company, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Grants of Executive Stock Options

On December 9, 2024 (the “Grant Date”), the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board) recommended that the Board approve, and the Board approved, grants to Dr. Jerel Banks, Chairman and Chief Executive Officer of the Company, and Ms. Boston of nonqualified stock options (the “Executive Options”) to purchase 2,310,000 and 720,000 shares, respectively, of the Company’s common stock pursuant to the Company’s 2020 Equity and Incentive Compensation Plan (as amended to date, the “Plan”). The Executive Options were granted at an exercise price of $12.18 per share, which equals the closing price of the Company’s common stock on the Grant Date. The Executive Options will become vested and exercisable in sixteen substantially equal quarterly installments on the last day of each full fiscal quarter of the Company ending after the Grant Date, with the first vesting date occurring on March 31, 2025, subject to the applicable executive’s continued service with the Company through the applicable vesting date. Upon the occurrence of a Change in Control (as defined in the Plan) any unvested portion of the Executive Options will become fully-vested and exercisable.

Changes to Base Salaries and Annual Target Bonuses

Also on December 9, 2024, the Compensation Committee approved increases of the base salaries of Dr. Banks and Ms. Boston to $667,000 and $415,000, respectively, each adjustment being effective as of January 1, 2025. The Compensation Committee further determined that the target annual discretionary bonus with respect to the Company’s 2025 fiscal year for Dr. Banks and Ms. Boston will be 55% and 40% of their base salary, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BENITEC BIOPHARMA INC.

Date: December 13, 2024	By:	/s/ Jerel A. Banks
	Name:	Jerel A. Banks
	Title:	Chief Executive Officer